File No. 70-9123


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                          FORM U-1
                _____________________________

               POST-EFFECTIVE AMENDMENT NO. 8
                             To
                   APPLICATION-DECLARATION
                            Under
       THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                _____________________________

                     Entergy Corporation
                      639 Loyola Avenue
                    New Orleans, LA 70113


          (Names of companies filing this statement and addresses of principal executive offices)

                _____________________________

                     Entergy Corporation
      (Name of top registered holding company parent of
                each applicant or declarant)

                _____________________________


Leo P. Denault              S. Gareth Brett
Executive Vice President    President and Chief Executive
and Chief Financial Officer Officer
Entergy Corporation         Entergy Enterprises, Inc.
639 Loyola Avenue           Parkwood Two Building
New Orleans, LA 70113       10055 Grogan's Mill Road
                            Suite 400
                            The Woodlands, Texas 77380

         (Names and addresses of agents for service)
                _____________________________

       The Commission is also requested to send copies of any communications in connection with this matter to:

                    Mark W. Hoffman, Esq.
                   Entergy Services, Inc.
                      639 Loyola Avenue
                    New Orleans, LA 70113


Item 6(a) of the Application-Declaration in this File, as previously amended, is hereby amended and restated in its entirety as follows:

Item 6. Exhibits and Financial Statements.

(a) Exhibits.

F - Legal Opinion of counsel.
G - Suggested Form of Notice of Proposed Transactions
(previously filed).

                         SIGNATURES
Pursuant to the requirements of the Public Utility Holding
Company Act of 1935, the undersigned company has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


ENTERGY CORPORATION

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

Dated: September 16, 2005